UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2014

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of Tyson Foods, Inc., (the “Company”) was held on January 31, 2014. Matters voted on by shareholders included (i) the election of directors of the Company's board, (ii) an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers, and (iii) ratification of the Company's selection of PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm for the fiscal year ending September 27, 2014. The results of the shareholders' votes are reported below.

(i)	With respect to the election of directors:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
John Tyson	900,341,794	4,366,487	1,251,294	18,223,684
Kathleen M. Bader	902,483,556	2,215,875	1,260,144	18,223,684
Gaurdie E. Banister Jr.	903,085,488	1,610,311	1,263,776	18,223,684
Jim Kever	901,955,365	2,735,847	1,268,363	18,223,684
Kevin M. McNamara	902,976,249	1,716,245	1,267,081	18,223,684
Brad T. Sauer	902,968,615	1,721,941	1,269,019	18,223,684
Robert Thurber	862,757,504	41,935,309	1,266,762	18,223,684
Barbara A. Tyson	903,713,624	991,129	1,254,822	18,223,684
Albert C. Zapanta	898,512,529	6,184,829	1,262,217	18,223,684

(ii)	With respect to the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers:

Votes For	895,023,627
Votes Against	9,132,650
Votes Abstained	1,803,298
Broker Non-Votes	18,223,684

(iii)	With respect to the ratification of the Company's selection of PwC:

Votes For	921,836,072
Votes Against	1,060,995
Votes Abstained	1,286,192

Votes related to a shareholder proposal included in the Company’s proxy materials for the annual meeting were not counted, as the proponent withdrew this proposal prior to the annual meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 4, 2014	By:	/s/ R. Read Hudson

	Name:	R. Read Hudson
	Title:	Vice President, Associate General
Counsel and Secretary

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